UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 31, 2016

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As previously reported, on April 7, 2016, Navidea Biopharmaceuticals, Inc. (the “Company”) received a notice from Capital Royalty Partners II L.P., as Secured Party and as Control Agent, Capital Royalty Partners II – Parallel Fund “A” L.P., as Secured Party, and Parallel Investment Opportunities Partners II L.P., as Secured Party (collectively, “CRG”), pursuant to the Term Loan Agreement, dated May 8, 2015, as amended by Amendment 1 to Term Loan Agreement, dated as of December 23, 2015 (as amended, the “Loan Agreement”), by and among the Company, the subsidiary guarantors from time to time party thereto and CRG. In the notice, CRG claimed that certain Events of Default, unrelated to repayment terms, had occurred under the Loan Agreement and that CRG, as a result, was entitled to certain remedies set forth in the Loan Agreement.

By letter dated May 31, 2016, CRG declared all of the Company’s obligations under the Loan Agreement and all other loan documents to be immediately due and payable in the amount of $56,157,240.69. The Company disputes the amounts claimed to be due and believes that CRG does not have the right to accelerate the loan. On June 1, 2016, CRG filed a Verified Second Amended Petition and Application for Temporary Injunction in The District Court of Harris County, Texas, seeking to restrain the Company and its subsidiary guarantors from operating or using new accounts established by the Company without having first entered into the requisite blocked account control and pledge collateral account control agreements with CRG. A hearing is scheduled on such matter on June 9, 2016.

The Company reiterates its firmly held position that the alleged claims do not constitute Events of Default under the Loan Agreement and believes it has defenses against such claims. The Company is working diligently on the preparation of counterclaims which it expects to assert.

The Company is also continuing to explore alternative financing arrangements in order to refinance the CRG debt. The Company believes that the actions of CRG are a violation of the Loan Agreement and, as a result, CRG is in breach of the Loan Agreement, not the Company. The Company believes that its best course of action is to refinance the CRG debt and pursue its claims for damages. There can be no assurance that CRG will not prevail in exercising control over any banking arrangements that the Company creates, that the Company will be able to refinance the CRG debt or that the Company will be successful in its claims for damages.

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, ability to repay debt, the outcome of the CRG litigation, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: June 2, 2016	By:	/s/ Jed A. Latkin
Jed A. Latkin, Interim Chief Operating Officer